Exhibit 23(c)

[PricewaterhouseCoopers LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 and the related Prospectus (the "Registration Statement, Form S-1") of our report dated March 15, 2007 relating to the financial statements of TIAA Real Estate Account, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 20, 2007